Exhibit 23.4

CONSENT OF NOMINEE FOR DIRECTOR

I hereby consent to the use of my name as a Director Nominee in the Registration Statement on Form S-1 filed by Western Gas Equity Partners, LP and the related prospectus and any amendments thereto.

Date: November 27, 2012

/s/ David J. Tudor
David J. Tudor